U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
____________________________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 5, 2007

AZTEC OIL & GAS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of
Incorporation or Organization)

000-32015	87-0439834
(Commission File Number)	(I.R.S. Employer Identification No.)

Mr. Franklin C Fisher, Jr.
President
Aztec Oil & Gas, Inc.
One Riverway, Suite 1700
Houston, Texas 77056
(Address of principal executive offices including zip code)

(713) 840-6444
(Registrant’s telephone number, including area code)

ITEM 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

    On the 5th day of September, 2007  Aztec Oil & Gas, Inc. accepted the resignation of Mr. Kirk Blackim as president and director of Aztec effective September 5, 2007.
Mr. Franklin C. Fisher, Jr., Chief Executive Officer and Chairman of Aztec, will assume the additional duties of President of Aztec.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit A: Press Release Aztec Oil & Gas, Inc. Announces Departure of Blackim

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZTEC OIL & GAS, INC.

Date: September 7, 2007	By: /s/ Franklin C. Fisher, Jr.
Franklin C. Fisher, Jr., President & CEO

EXHIBIT A
PRESS RELEASE

Press Release
Aztec Oil & Gas, Inc. Announces Departure of Blackim

Wednesday September 5, 2007 12:09 pm ET

Houston, TX  Sept. 5, 2007  Aztec Oil & Gas, Inc. (OTCBB: AZGS.OB - News) announced today that it has accepted the resignation of Mr. Kirk Blackim as president and director of Aztec effective September 5, 2007.

In addition to his duties at Aztec, Mr. Blackim has been actively involved in the midstream business with Clear Creek Energy Services, which gathers, compresses, treats and processes natural gas. Mr. Blackim is resigning as president and director of Aztec in order to devote his efforts full time to pursuing his midstream business interests. He will remain available to Aztec on an ongoing consultation basis. Mr. Franklin C. Fisher, Jr., Chief Executive Officer and Chairman of Aztec, will assume the additional duties of President of Aztec.

"We hate to see Kirk leave, as he has been a real asset to Aztec during his tenure. He has been presented with some great opportunities in the midstream gas business, which is also experiencing enormous growth, and feels that is the proper move for him at this time. We wish Kirk well and look forward to working with him in the future," says Franklin C Fisher, Jr., President & Chief Executive Officer of Aztec Oil & Gas, Inc.

About Aztec Oil & Gas, Inc.

Aztec is an oil and gas exploration and production company focusing on numerous areas of the U.S. It owns a minority interest in a productive 30-well oil and natural gas program in McKean, Potter, Clearfield and Cambria counties in Pennsylvania that is productive. Aztec also owns a minority interest in two Deep Lake wells in Cameron Parish, Louisiana ranging from 13,600 to 14,300 feet in depth, both of which are productive. Aztec additionally participated in one well in Wharton County, Texas that is currently producing and one well in the Barnett Shale play area of Texas that had good initial oil and gas shows and is producing, but experiencing mechanical problems. Aztec has a minority interest in two gas wells in Oklahoma that have been drilled, completed and are awaiting immediate pipeline hookup. One is a conventional well, and the second is a horizontal, Coal Bed Methane (CBM) well. Two additional wells have currently been drilled and are awaiting evaluation.

Through its wholly owned subsidiaries, Aztec Energy, LLC, and Aztec Drilling & Operating, LLC, Aztec recently drilled four (4) successful wells in Doddridge County, West Virginia under its first, sponsored "outside investor" drilling partnership (Aztec 2006A Oil & Gas Drilling Partnership). All four wells are presently producing and selling both natural gas and oil.

For more information on Aztec Oil & Gas, Inc., please visit http://www.aztecoil-gas.com.

The statements contained in this news release that are not historical facts may be statements regarding the Company's future that involve risks and uncertainties which could cause actual results to differ materially from those currently anticipated. For example, statements that describe, but are not limited to, the Company's hopes, plans, objectives, goals, intentions or expectations are all forward looking statements. Any such statements made herein about the Company's future are only made as of the date of this news release. Numerous factors, many of which are beyond the Company's control, may affect actual results. Also, the price Aztec Oil & Gas, Inc., and the other parties involved in these properties, receive for the oil and/or gas produced on their properties may be less than quoted NYMEX prices at any given time. The Company undertakes no obligation to publicly update such forward looking statements to reflect subsequent events or circumstances.

FOR FURTHER INFORMATION PLEASE CONTACT:

Phoenix IR Associates
Tony Drake
281-579-1602
Contact Investor Relations
Source: Aztec Oil & Gas, Inc.